Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information for Scudder-Dremen High Return Equity Fund and Scudder-Dremen Small Cap Value Fund, each a series of Scudder Value Series, Inc. included in Post-Effective Amendment No. 31 to the Registration Statement (Form N-1A, No. 33-18477). We also consent to the incorporation by reference into the Statement of Additional Information for Scudder Value Series, Inc. of our reports dated January 10, 2002 and January 14, 2002, respectively, with respect to the financial statements and financial highlights of Scudder-Dremen High Return Equity Fund and Scudder-Dremen Small Cap Value Fund, included in the November 30, 2001 annual reports.


                                                     /s/ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP


Boston, Massachusetts
August 15, 2002